As filed with the Securities and Exchange Commission on May 4, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
 THE SECURITIES ACT OF 1933

CHECK-CAP LTD.
(Exact name of Registrant as specified in its charter)

Israel	3844	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Check-Cap Building
29 Abba Hushi Avenue
P.O. Box 1271
Isfiya, 3009000, Israel
 +972-4-8303400
(Address, including zip code, and telephone number,
 including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
 302-738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Angela M. Dowd, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 - Telephone (212) 407-4990 - Facsimile	Eran Yaniv, Adv. Sharon Rosen, Adv. Fischer Behar Chen Well Orion & Co. 3 Daniel Frisch Street Tel Aviv, 6473104, Israel +972 3 6944111 - Telephone +972 3 6091116 - Facsimile	Rick A. Werner, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 (212) 659-7300 Telephone (212) 884-8234 Facsimile	Zvi Gabbay, Adv. Barnea Jaffa Lande & Co. Electra City Tower HaRakevet St. 58 Tel Aviv 6777016, Israel +972 3 640 0600 Telephone +972 3 6400650 Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  (333-224139)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee (5)
Units, each Unit consisting of one Ordinary Share, par value NIS 2.40 per share and one Series C Warrant to purchase one Ordinary Share(3)	$2,922,834	$363.89
(i) Ordinary Shares included in the Units (4)	Included with the Units above	—
(ii) Series C Warrants included in the Units (4)	Included with the Units above	—
Pre-funded Units, each Pre-funded Unit consisting of one Pre-funded Warrant to purchase one Ordinary Share and one Series C Warrant to purchase one Ordinary Share (4)	Included with the Units above	—
(i) Pre-funded Warrants included in the Pre-funded Units (4)	Included with the Units above	—
(ii) Series C Warrants included in the Pre-funded Units (4)	Included with the Units above	—
Ordinary Shares underlying Pre-funded Warrants included in the Pre-funded Units (4)	Included with the Units above	—
Ordinary Shares underlying Series C Warrants included in the Units and the Pre-funded Units (4)	$2,922,834	$363.89
Total(5)	$5,845,668	$727.78

(1)
The registrant previously registered an aggregate of $34,500,000 of securities on the Registration Statement on Form F-1 (Registration No. 333-224139), as amended (the “Initial Registration Statement”) which included Ordinary Shares and/or Series C Warrants that may be purchased by the underwriter pursuant to an option to purchase additional securities.  Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $2,922,834 is hereby registered, which includes Ordinary Shares and/or Series C Warrants that may be purchased by the underwriter pursuant to an option to purchase additional securities and does not include the securities that the Registrant previously registered on the Initial Registration Statement. The amount of securities being registered hereunder represents no more than 20% of the securities initially registered pursuant to the Initial Registration Statement.

(2)
In accordance with Rule 416(a) under the Securities Act of 1933, as amended, the Registrant is also registering hereunder an indeterminate number of additional Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
The proposed maximum aggregate offering price of the Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-funded Units offered and sold in the offering, and the proposed maximum aggregate offering price of the Pre-funded Units to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Units sold in the offering. Accordingly, the proposed maximum aggregate offering price of the Units and Pre-funded Units (including the Ordinary Shares issuable upon exercise of the Pre-funded Warrants included in the Pre-funded Units), if any, is to be sold pursuant to this Registration Statement on Form F-1 is $2,922,834.

(4)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act of 1933, as amended.

(5)
Calculated pursuant to Rule 457(o) under the Securities Act. The registrant previously registered an aggregate of $34,500,000 of securities on the Initial Registration Statement, for which a filing fee of $4,295.25 was previously paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed by Check-Cap Ltd. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  Pursuant to Rule 462(b), the Company hereby incorporates by reference into this Registration Statement on Form F-1 in its entirety the Registration Statement on Form F-1 (File No. 333-224139), as amended, which was declared effective by the Securities and Exchange Commission (“SEC”) on May 4. 2018 (the “Initial Registration Statement”), including each of the documents filed by the Company with the SEC and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of not more than 20% of the maximum aggregate offering price of the securities registered under the Initial Registration Statement are being registered. This Registration Statement is being filed with respect to the registration of an additional $2,922,834 aggregate maximum amount of Units and/or Pre-Funded Units of the Company, each Unit consisting of one Ordinary Share, par value NIS 2.40 per share (“Ordinary Share”) and one Series C Warrant to purchase one Ordinary Share and each Pre-Funded Unit consisting of one Pre-Funded Warrant to purchase one Ordinary Share and one Series C Warrant to purchase one Ordinary Share, and an additional $2,922,834 of Ordinary Shares underlying the Series C Warrants,  all of which are described in the prospectus constituting a part of the Initial Registration Statement.

The required opinions of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Exhibits and Financial Statement Schedules

(a)           Exhibits

                All exhibits filed or incorporated by reference in the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-224139), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

5.1	Opinion of Fischer Behar Chen Well Orion & Co.

5.2	Opinion of Loeb & Loeb LLP.

23.1	Consent of Consent of Brightman Almagor Zohar & Co.

23.2	Consent of Fischer Behar Chen Well Orion & Co (included in Exhibit 5.1).

23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Mount Carmel, Israel, on May 4, 2018.

Check-Cap Ltd.

By:	/s/ Alex Ovadia
Name:	Alex Ovadia
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Dated: May 4, 2018	By:	/s/ Alex Ovadia
	Name:	Alex Ovadia
	Title:	Chief Executive Officer (Principal Executive Officer)

Dated: May 4, 2018	By:	/s/ Lior Torem
	Name:	Lior Torem
	Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Dated: May 4, 2018	By:	/s/ Steven Hanley
	Name:	Steven Hanley
	Title:	Chairman of the Board of Directors

Dated: May 4, 2018	By:	/s/ Clara Ezed
	Name:	Clara Ezed
	Title:	Director

Dated: May 4, 2018	By:	/s/ Mary Jo Gorman
	Title::	Mary Jo Gorman
	Title:	Director

Dated: May 4, 2018	By:
	Name:	Tomer Kariv
	Title:	Director

Dated: May4, 2018	By:	/s/ XiangQian Lin
	Name:	XiangQian Lin
	Title:	Director

Dated: May 4, 2018	By:	/s/ Yuval Yanai
	Name:	Yuval Yanai
	Title:	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Check-Cap Ltd., has signed this registration statement or amendment thereto in New York, New York, United States of America on May 4, 2018.

Authorized U.S. Representative

/s/ Donald Puglisi
Puglisi & Associates